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EXHIBIT 1(g)

                          MARTIN CURRIE BUSINESS TRUST

                                 AMENDMENT NO. 6
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST


         The undersigned, being a majority of the trustees of the Martin Currie Business Trust, a Massachusetts business trust created and existing under an Agreement and Declaration of Trust dated May 20, 1994, as amended May 27, 1994, June 13, 1997, November 10, 1998, April 3, 2000 and July 17, 2001, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts (the "Trust"), having determined that the elimination of the "MCBT Pacific and Emerging Opportunities Fund" and "MCBT Asia and Global Emerging Markets Fund" Series (with respect to each such Series no shares are currently outstanding) is desirable and appropriate and consistent with the fair and equitable treatment of all shareholders, do hereby direct that this Amendment No. 6 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby amend the Agreement and Declaration of Trust so that the first sentence of Section 6 of Article III of the Agreement and Declaration of Trust is amended and restated as follows:

         "Without limiting the authority of the Trustees set forth in Section 5, INTER ALIA, to establish and designate any further Series or Classes or to modify the rights and preferences of any Series or Classes, the "MCBT Opportunistic EAFE Fund," "MCBT Japan Small Companies Fund," "MCBT Global Emerging Markets Fund," "MCBT Asia Pacific ex Japan Fund," "MCBT EMEA Fund," "MCBT All Countries World ex U.S. Fund" and "MCBT Pan European Mid Cap Fund" shall be, and hereby are, established and designated as separate Series of the Trust."

         The foregoing amendment shall become effective as of the time it is filed with the Secretary of The Commonwealth of Massachusetts.

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         IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 14th day of August, 2001.


                                                     /s/  Timothy J.D. Hall
                                                     ----------------------
                                                     Timothy J.D. Hall



                                                     -----------------------
                                                     Simon D. Eccles



                                                     /s/  Patrick R. Wilmerding
                                                     --------------------------
                                                     Patrick R. Wilmerding

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